                                  PRESS RELEASE

   SkyWay Communications Holding Corp. Announces the Appointment of Aviation
       Industry Veteran and Leader Alan Pellegrini to Board of Directors

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CLEARWATER, Fla.--(BUSINESS WIRE)-- July 28, 2004--SkyWay Communications Holding
Corp. (OTCBB: SWYC - News), and its wholly owned subsidiary, Sky Way Aircraft
Inc, an innovative provider of in-flight information, entertainment and security services to the aviation industry, announced today the appointment of Mr. Alan
Pellegrini to their Board of Directors.

Mr. Pellegrini is a highly experienced, well respected and well known aviation electronics and communications executive and has a proven track record for assisting companies achieve exceptional growth and market leadership. Mr.
Pellegrini's credentials include roles as Vice President of Marketing and Sales for Rockwell Collins, one of the world's leading avionics companies; President of Tenzing Communications; President of Panasonic Transportation systems company, and most recently, Senior Vice President of Operations and Marketing for Matsushita Avionics Systems, a subsidiary of Panasonic and the world's leading In-flight Entertainment Systems provider.
Mr. Pellegrini recently left Matsushita to become CEO of Integrated Media
Solutions, a southern California based company focused on bringing wireless and portable digital technologies to commercial airlines around the world.

        "My goal is to lead and work with companies that share a common vision to revolutionize the airline passenger experience and help airlines more efficiently manage their operations." said Pellegrini. "Skyway's unique broadband technology and aggressive business model are exactly what the airlines are searching for to enhance their passengers flying experience and earn a return doing so. I am very excited to support
        SkyWay and their vision."

Skyway's technology is based on a substantial upgrade to the existing North
American Telephone System communications infrastructure, enabling each aircraft within the coverage area to send and receive up to 15Mbps of information and video. The bandwidth may be used to provide telephone services, internet access, enhanced entertainment and informational features, and importantly, real-time aircraft surveillance and homeland security..

"Alan brings a wealth of knowledge and experience in the commercial aviation sector to SkyWay" said Brent Kovar, President of Skyway Aircraft. "It is a confirmation of our technology to have someone with Alan's background recognize the value and potential of the SkyWay System. We are confident that he will help guide us in our business strategy and development so that we and our customers can utilize the technology to its fullest potential."

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                              PRESS RELEASE

About SkyWay Communications Holding Corporation (Sky Way Aircraft, Inc).

SkyWay Communications Holding Corporation (Sky Way Aircraft, Inc.) is a
Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. Sky Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way
Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Brent Kovar, President (727) 535 8211    OR    www.skywayaircraftsecurity.com

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